Exhibit 10.2

TRANSFER AND ASSIGNMENT

THIS AGREEMENT made effective this 15th day of June, 2003.

BETWEEN:

HURON VENTURES INC., a corporation having an office for business located at Suite 2000, 1066 West Hastings Street, Vancouver British Columbia, Canada V6E 3X2

(the "Assignor")

AND:

OSAKA CHEMICAL CORP., a corporation having an office for business located at Suite 1601, 1603 Kinwick Center, 32 Holloywood Road, Central, Hong Kong

(the "Assignee")

WHEREAS:

A. the Assignor is the registered and beneficial owner of all of the issued and outstanding shares of Calypso Merger, Inc. (the "Company");

B. the Company and its wholly owned subsidiary, Boggs & Company, Inc., are the owners of certain chemical formulas relating to the dry-cleaning industry; and

C. the Assignee wishes to acquire all of the shares of the Company (the "Shares") from the Assignor, on and subject to the terms hereof.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Transfer and Assignment

1. The Assignor hereby sells, transfers, assigns, delivers and conveys to the Assignee all right, title and interest of the Assignor in and to all of the Shares for the sum of US$20,000 (the "Purchase Price").

Delivery of Records

2. The Assignor shall, promptly after the execution of this Agreement and the delivery of the Purchase Price to the Assignor, make available for pick-up by the Assignee the books and records of the Company. All costs of shipping shall be borne by the Assignee.

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Representations

3. The Assignor represents and warrants to and in favor of the Assignee that the Shares are all of the issued and outstanding Shares of the Company, that no person has any right or option to purchase any of the Shares and that it has all necessary corporate authority to execute and deliver this Agreement and the Shares to the Assignee. The Assignor makes no other representations and warranties to the Assignee.

Access to Records

4. The Assignee recognizes that the Assignor will have an obligation to prepare audited financial statements for the Company through the date of this Assignment and may have other reasons to obtain access to documents or information relating to the Company. Therefore, Assignee hereby agrees that he will take reasonable steps to insure that the books and records of the Company are preserved, and will provide the Assignor and its auditors with reasonable access to the books, records and personnel of the Company on reasonable notice.

Indemnification of Assignee

5. The Assignee expressly does not assume any liabilities of the Assignor or the Company, and the Assignor hereby agrees to indemnify and hold the Assignee harmless against any claim or liability asserted against the Assignee by virtue of the Assignee's execution of this Agreement, the performance of his obligations hereunder or his purchase and ownership of the Company (other than his obligations under this Agreement).

Release of Assignor

6. In consideration for the transactions effectuated herein, the Assignee agrees that it shall cause the Company to release and discharge the Assignor from any claim or liability which the Company may have against the Assignor, and the Assignee hereby agrees to indemnify and hold the Assignor harmless against any such claim or liability, including attorney's fees incurred in defense of such claim or liability, which the Company may have against the Assignor. The Assignee further agrees that it shall not take any act in any capacity, including as a shareholder, director, officer, employee or agent of the Company, to cause the Company to assert any claim or cause of action against the Assignor or assist any party in asserting any claim or cause of action of the Company against the Assignor.

Further Assignment

7. The parties acknowledge that the Assignee may assign and convey the stock, claims and other rights acquired herein to another corporate entity designated by the Assignee with notice to the Assignor. The Assignee agrees that any such assignment shall not diminish, impair or effect in any way the Assignee's undertakings and obligations in this Assignment.

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Survival of Assignment

8. The provisions of this Assignment shall survive the consummation of the transactions provided for herein.

Governing Law

9. This instrument shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

Binding Effect

10. This instrument shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.
HURON VENTURES INC. By: "Eric Boehnke" Eric Boehke, President
OSAKA CHEMICAL CORP. By: "Susannah Musgrove/Tenille Darville" Authorized Signatory